                                                                    EXHIBIT 99.1

                                  DETACH HERE

                                     PROXY

                               ANDOVER.NET, INC.

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Andover.Net, Inc. a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated May __, 2000, and hereby appoints Bruce A. Twickler and Peter A. Phelps, and each of them, proxies and attorneys-in-fact, with full power to each of substitution and resubstitution, on behalf and in the name of the undersigned, to represent the undersigned at the special meeting of stockholders of Andover.Net to be held on ___________, ___________, 2000, at 10:00 a.m., local time, at Hutchins, Wheeler & Dittmar, 1101 Federal Street, Boston, Massachusetts, and at any and all continuation(s) or adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

     Both of such attorneys or substitutes as shall be present and shall act at said meeting or any and all continuation(s) and adjournment(s) thereof (or if only one shall be present and acting, then that one) and shall have and may exercise all the powers of said attorneys-in-fact hereunder.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR ADOPTION OF THE AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION, DATED AS OF APRIL 26, 2000, AS AMENDED TO DATE, BY AND AMONG VA LINUX SYSTEMS, ATLANTA ACQUISITION CORP. AND ANDOVER.NET AND THE CERTIFICATE OF MERGER TO BE FILED TO EFFECT THE MERGER, APPROVAL OF THE MERGER OF ANDOVER.NET AND ATLANTA ACQUISITION CORP. AND ADOPTION OF THE AMENDMENT TO THE 1999 STOCK OPTION PLAN AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTER(S) AS MAY

PROPERLY COME BEFORE THE MEETING.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

-----------                                                          -----------
SEE REVERSE                                                          SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

ANDOVER.NET, INC.
50 NAGOG PARK
ACTON, MA 01720

                                  DETACH HERE

[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE                                 FOR       AGAINST      ABSTAIN

1.   Proposal to adopt the Amended and Restated   [ ]         [ ]          [ ]
     Agreement and Plan of Reorganization, dated as of April 26, 2000, as amended to date, by and among VA Linux, Inc., Atlanta
     Acquisition Corp. and Andover.Net, Inc. and the Certificate of Merger to be filed to effect the merger.

                                                  FOR       AGAINST      ABSTAIN

2.   Proposal to merge Andover.Net with and into  [ ]         [ ]          [ ]
     Atlanta Acquisition Corp., a wholly-owned subsidiary of VA Linux.

                                                  FOR       AGAINST      ABSTAIN

3.   Proposal to adopt the amendment to the       [ ]         [ ]          [ ]
     Andover.Net 1999 Stock Option Plan to
     increase the number of shares of
     Andover.Net common stock reserved for
     issuance under the plan from 1,736,225
     to 3,136,225.


     In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting or any and all continuation(s) or adjournment(s) thereof.

          MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]
          This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person. If shares are held by joint tenants or as community property, both should sign.

Date:_______________                    Signature:_____________________________

Date:_______________                    Signature:_____________________________